EXHIBIT 10.1
                                                                      12/18/96


                           MIDAMERICAN ENERGY COMPANY
                      SEVERANCE PLAN FOR SPECIFIED OFFICERS
                             DATED NOVEMBER 1, 1996


1.    Purpose

      The purpose of this Severance Plan adopted this first day of November, 1996 by MidAmerican Energy Company (the "Company") is to encourage the continued attention and dedication of the Specified Officers to their assigned duties, without distraction, in the face of the potentially disruptive forces present in an industry undergoing fundamental marketplace changes.

2.    Qualification for Severance Benefits

      A Specified Officer shall be entitled to receive Severance Benefits if such Specified Officer incurs a Qualifying Termination under Section 4(a). Further, in the event of a section 4(b) Qualifying Termination, the Specified Officer must resign within the twenty-four (24) month period referred to in that section in order to be entitled to receive Severance Benefits. No Severance Benefits shall become due or payable unless and until the conditions of this section occur.

3.    Specified Officers

      The persons who are potentially eligible to receive benefits under this Severance Plan are set forth on Appendix I, attached hereto and incorporated herein. Those persons are herein referred as "Specified Officers." A Specified Officer becomes enrolled in this Severance Plan only upon the execution of a release and waiver ("Release and Wavier") in the form set forth in Appendix II, attached hereto and incorporated herein.

4.    Qualifying Termination

      For the purpose of this Severance Plan, a "Qualifying Termination" shall mean (a) the involuntary termination of employment of a Specified Officer for any reason, except for a felony situation as provided in this Section; or (b) a voluntary termination of employment within twenty-four (24) full calendar months after a Change of Control, should a Specified Officer's (i) job reporting location be changed by more than thirty (30) miles, (ii) total cash compensation opportunity be reduced or (iii) duties and responsibilities be substantially reduced.

      "Change in Control" shall mean either (a) the closing date of the restructuring of the Company as a result of mergers, consolidations, takeover or reorganization unless at least sixty

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percent  (60%) of the members of the Board of  Directors of the  corporation  or
other   entity   resulting   from  such  merger,   consolidation,   takeover  or
reorganization were members of the Incumbent Board or (b) any occurrence or any other event that is designated as being a "Change in Control" by a majority vote of the directors of the Incumbent Board who are not also employees of the Company.

      "Incumbent Board" shall mean the members of the Board of Directors of the Company on November 1, 1996. For this purpose, an individual who becomes a member of the Board subsequent to November 1, 1996 and who has been nominated for election by the Company's shareholders by resolution adopted by a vote of at least two-thirds (66-2/3%) of the directors then comprising the Incumbent Board at a duly convened meeting thereof shall be deemed to be a member of the Incumbent Board.

      Termination of employment due, in whole or in part, to the commission and conviction of a felony by a Specified Officer shall not constitute a Qualifying Termination under this Severance Plan. All Severance Benefits for a Specified Officer charged with a felony shall be suspended until such time as the felony charge is finally disposed. Conviction of a felony shall be sufficient to disqualify the Specified Officer for Severance Benefits. A plea of no contest to a felony charge shall not be sufficient to disqualify the Specified Officer for Severance Benefits.

5.    Severance Benefits

      For the purpose of this Severance Plan, "Severance Benefits" shall mean:

     a. an amount equal to two (2) times the Specified Officer's highest Total Cash Compensation, said amount to be paid in a lump sum on the effective date of his/her Qualifying Termination (except in the circumstance of a felony situation as provided above); and

     b. the Specified Officer's accrued vacation pay through the effective date of his/her Qualifying Termination, said amount to be paid in a lump sum on the effective date of such Qualifying Termination; and

     c. continuation of health and term life for twenty-four (24) full calendar months after the effective date of the Specified Officer's Qualifying Termination at the same cost and at the same or substantially similar coverage levels as are in effect under the Company's group plans on such effective date; provided, however, in the event the cost and/or coverage level shall change under the Company's group plans at any time during the twenty-four (24) month period the level likewise shall change for such Specified Officer in a corresponding manner; and


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     d.   standard  outplacement  services from a nationally  recognized firm of the Specified Officer's selection for a period up to twenty-four (24) full calendar months after the effective date of the Qualifying Termination or until such Specified Officer obtains employment, whichever is less. The cost of such services shall not exceed twenty percent (20%) of the Specified Officer's Total Cash Compensation.

6.   Term

      This Severance Plan shall be effective as of November 1, 1996 and continue thereafter through December 31, 2001. The Plan may be terminated or amended at any time; provided, however, that such a termination or amendment shall not affect the Severance Benefits to be provided under the Plan for any Specified Officer listed on Appendix I without the express written consent of such Specified Officer.

7.    Total Cash Compensation

      The term "Total Cash Compensation" shall mean the amount payable to a Specified Officer by the Company or its predecessors as annual salary and Bonus, without regard to deferrals. For the purpose of this Plan, "Bonus" shall mean the larger of (i) the three-year average of bonuses actually paid to the Specified Officer or (ii) the three-year average of accruals to the account of the Specified Officer under any Key Employee Annual Incentive Plan. In the event that less than three years of payments or accruals have occurred, then the average of any payments or accruals, respectively, shall be used.

8.    Taxes

     A. The corporation paying the Severance Benefits shall be entitled to withhold all federal, state, local, or other taxes legally imposed, subject to subparagraphs B, C and D hereof.

     B. In the event any of the Severance Benefits payable to a Specified Officer are subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (or any similar tax that may hereafter be imposed) ("Code"), the corporation paying such Severance Benefits shall pay to the Specified Officer in cash an additional amount ("Gross-Up Payment") such that the net amount retained by the Specified Officer after deduction of any Excise Tax payable on the Severance Benefits and any federal, state, and local income tax and Excise Tax payable upon the Gross-Up Payment shall be equal to the Severance Benefits. Such Gross-Up Payment shall be made by the corporation to the Specified Officer on the effective date of his/her Qualifying Termination.


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     C.   For the purpose of determining  whether any of the Severance  Benefits will be subject to the Excise Tax and the amount of such Excise Tax:

          (a) any other payments of benefits received or to be received by a Specified Officer in connection with his/her termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280(G)(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel, selected by such Specified Officer, such other payments or benefits (in whole or in part) do not constitute parachute payments, or that such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) in excess of the base amount within the meaning of Section 280G(b)(3), or are otherwise not subject to the Excise Tax; and

          (b) the amount of Severance Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of Severance Benefits; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above); and

          (c) the value of any noncash benefits or any deferred payment or benefit shall be determined by the independent auditors of the corporation paying such Severance Benefits in accordance with the principles of Sections 280G(d) of the Code and applicable regulations.

               For the purpose of determining the amount of the Gross-Up Payment, the Specified Officer shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which such Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Specified Officer's residence on the effective date of his/her Qualifying Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     D. In the event the Internal Revenue Service adjusts the computations under paragraph C hereof such that the Specified Officer does not receive the maximum Severance Benefits (including Gross-Up Payment) permitted by this Plan, the corporation paying such Severance Benefits shall reimburse the Specified Officer

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          for the full amount  necessary to make him/her  whole,  plus  interest from the date such additional Severance Benefits became due to the date of such payment at the prime rate as may be established by The First National Bank of Chicago from time-to-time.

9.    Employment Status

      In no event shall any Specified Officer be obligated to seek other employment or to take other action by way of mitigation of the amounts payable to such Officer under the provisions of this Severance Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by such Specified Officer as a result of employment by another employer.

      Nothing herein contained shall be deemed to create an employment agreement with the Specified Officer providing for the employment of such Specified Officer for any fixed period of time.

10.   Other Benefits

      Except to the extent provided in the Release and Waiver, neither the provisions of this Severance Plan nor the right to receive Severance Benefits shall reduce any amounts otherwise payable to any Specified Officer or in any way diminish his/her rights under any benefit, bonus, incentive, stock option, stock bonus or other stock purchase plan, or any employee agreement, or any other plan, program policy or practice for which the Specified Officer may qualify. Except to the extent provided in the Release and Waiver, vested benefits and other amounts which the Specified Officer is otherwise entitled to receive under any plan, program, policy or practice at or subsequent to the effective date of such Specified Officer's Qualifying Termination shall be payable in accordance with such plan, program, policy or practice.

11.   Contractual Rights

      This Plan establishes in each Specified Officer a right to the benefits to which he or she is entitled hereunder. This Plan shall inure to the benefit of, and be enforceable by, each Specified Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Specified Officer dies while any Severance Benefits would still be payable to him/her under this Severance Plan, all such unpaid amounts shall be paid to such Specified Officer's designated beneficiaries or, in the absence thereof, to such Specified Officer's estate.


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12.   No Separate Fund Required

      Nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, that the Company segregate or otherwise set aside any funds or other assets, in trust or otherwise, to provide for the payment of Severance Benefits.

13.   Legal Remedies

     A. To the extent permitted by law, the corporation obligated to pay any Severance Benefits shall pay all legal fees, cost of litigation, prejudgment interest, and other expenses incurred in good faith by each Specified Officer as a result of such corporation's refusal to provide the Severance Benefits to which the Specified Officer becomes entitled under this Plan, or as a result of such corporation's contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict pertaining to this Plan, regardless of whether the Specified Officer prevails.

     B. Each Specified Officer shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Plan settled by arbitration conducted by an arbitrator in accordance with the rules of the American Arbitration Association then in effect. A Specified Officer's election to arbitrate and the decision of the arbitrator in that proceeding shall be binding on the parties to such arbitration.

          Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Specified Officer, shall be borne by the corporation which is the party to the arbitration.

14.   Severability

      In the event any provision of this Severance Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.   Successors and Assigns

      This Severance Plan for all enrolled Specified Officers shall be binding upon the Company, its successors and assigns in accordance with its terms.



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16.   Captions

      The captions of this Severance Plan are not a part of the provisions hereof and shall have no force and effect.

17.   Applicable Law

      This Severance Plan shall be interpreted in accordance with the laws of the State of Iowa.


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                                  APPENDIX I
                          LIST OF SPECIFIED OFFICERS


                                   B. E. Gale
                                S. E. Hollonbeck
                                   D. J. Levy
                                  P. G. Lindner
                                 J. A. Rasmussen
                                  S. E. Shelton
                                  R. W. Stepien
                                  B. A. Wharton


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                                   APPENDIX II

                           FORM OF RELEASE AND WAIVER

      In consideration of the undersigned Specified Officer's voluntary execution and delivery of this Release and Waiver, the undersigned Specified Officer relinquishes all right, interest and claim under the Severance Plan for Specified Officers associated with the merger of Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company with and into MidAmerican Energy Company and the Severance Plan in the event of a Change In Control of Iowa-Illinois Gas and Electric Company (the "Predecessor Plans"), and hereby becomes a participant in the MidAmerican Energy Company Severance Plan for Specified Officers, dated November 1, 1996 and is hereby granted (i) three years of additional credit under the MidAmerican Energy Company Supplemental Retirement Plan for Designated Officers and any other similar plan of a predecessor to MidAmerican Energy Company under which a Specified Officer is entitled to participate and (ii) a retention bonus, both (i) and (ii) are more fully described on Exhibit A attached hereto and made a part hereof by this reference.

      By execution of this Release and Waiver, (x) the undersigned Specified Officer specifically, voluntarily and irrevocably waives all right, interest, and claim to benefits by, through, or under the Predecessor Plans and releases Iowa-Illinois Gas and Electric Company, Midwest Resources, Inc., Midwest Power Systems Inc., MidAmerican Energy Company, their respective directors, officers and employees and such parties' respective successors and assigns with respect to any right, interest or claim in and to benefits by, through or under the Predecessor Plans and (y) MidAmerican Energy Company, its successors and assigns, becomes obligated to the undersigned Specified Officer in accordance with the terms of the MidAmerican Energy Company Severance Plan for Specified Officers, dated November 1, 1996 and for three years of additional credit and for a retention bonus as described in (i) and (ii) of the preceding paragraph and Exhibit A.

      Dated this ___________ day of _______________________, 1996


                                    MidAmerican Energy Company

                                    by _______________________________________


                                    __________________________________________
                                                Specified Officer



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                                    EXHIBIT A

               Supplemental Executive Retirement Plan Enhancement

      Each Specified Officer is hereby granted three years of additional credit under the Supplemental Retirement Plan For Designated Officers of MidAmerican Energy Company and any other similar plan of a predecessor to MidAmerican Energy Company under which a Specified Officer is entitled to participate, which credit may be used, at the election of the Specified Officer, to reflect additional covered service or increase assumed age at retirement.

                                 Retention Bonus

      MidAmerican Energy Company hereby grants each Specified Officer a retention bonus, conditioned upon being in the employment of MidAmerican Energy Company or one of its corporate affiliates on the dates specified below, and in the amounts specified below:


                                               ANNUAL BASE SALARY AS OF
                 DATE                              NOVEMBER 1, 1996
                ------                         ------------------------
                1-1-98                                  33 1/3%
                1-1-99                                  33 1/3%
                1-1-00                                  33 1/3%


      The Retention Bonus will be provided to the Specified Officer as deferred compensation. This deferred compensation will become a part of and will be administered under the guidelines set forth in the MidAmerican Energy Company Deferred Compensation Plan for Executives.


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